Exhibit 10.1

VOLUNTARY RETIREMENT AGREEMENT AND GENERAL RELEASE

THIS VOLUNTARY RETIREMENT AGREEMENT AND GENERAL RELEASE (“Agreement”) is by and between Sanchez Oil and Gas Corporation, a Delaware corporation (“Company”), Sanchez Energy Corporation, a Delaware corporation (“SN” and together with the Company, the “Sanchez Companies”), and Michael G. Long (“Executive”) an individual.

RECITALS:

A.                                    The Company and Executive agree to terminate the employment relationship between them;

B.                                    Executive agrees to settle and release any and all actual or potential claims of Executive against the Sanchez Companies arising out of or in connection with the service or employment of Executive with the Sanchez Companies, the terms and conditions of Executive’s service or employment, the termination of such service or employment, and any other action, event, or matter prior to the date of this Agreement; and

C.                                    Executive has substantial knowledge of the Sanchez Companies’ operations, customers, vendors, suppliers, and other proprietary and confidential information belonging to the Sanchez Companies, and the Sanchez Company desire to protect such information from disclosure by Executive.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.                                      Voluntary Retirement.  This Agreement evidences the Executive’s voluntary retirement from the Company and as an officer of SN.  Effective as of a date to be mutually determined by the Company and the Executive, but no later than May 31, 2015, (the “Retirement Date”) the Executive shall retire from his position as an employee of the Company and resign all officer positions with the Sanchez Companies and their respective affiliates.

2.                                      Compensation.  In consideration for executing this Agreement, and complying with its terms, the Sanchez Companies agree to pay Executive the following severance payments (collectively the “Severance Payments”):

a.                                      Prorated Bonus.  Within 10 days of the execution of this Agreement by the Executive (the “Effective Date”), and the determination of the Retirement Date, the Executive shall receive a lump-sum cash payment (less required payroll withholdings) equal to the sum of (a) $50,000 and (b) the product of:

(i)                                     90% of the Executive’s annual base salary immediately prior to the Effective Date; and

(ii)                                  a fraction, the numerator of which is the number of days in calendar 2015 through the Retirement Date and the denominator of which is 365.

An example of how the Prorated Bonus would be calculated without regard to payroll withholdings, assuming a Retirement Date of April 30, 2015 and annual base salary of $450,000, is as follows: $50,000 +  (($450,000 *.90) * (120/365))  = $183,150.67.

The Executive will not be eligible for any other bonus payments with respect to the 2015 calendar year, or any subsequent calendar year.

b.                                      Medical Continuation.  Upon retirement the Executive and his dependents currently receiving group health, vision, and dental plan coverage will be given the opportunity to elect continuation of coverage at their current elections under the Company’s group health, vision, and dental plan in accordance with the applicable plan terms and as required by Section 4890B of the Internal Revenue Code (“COBRA”).  For a period of 18 months after the Retirement Date, the Company will pay the normal COBRA premium charged by the Company for such continuation coverage, less the amount of any contribution required for similarly situated active employees.

c.                                       Restricted Stock Awards:  Upon retirement, and the subsequent execution of the  Waiver and Release attached hereto as Exhibit “A” and the expiration of its seven (7) day revocation period without revocation, the Executive’s outstanding awards of restricted stock will be amended to become fully vested.

d.                                      Executive acknowledges and agrees that the Sanchez Companies have no legal obligation to pay these Severance Payments and do so only in exchange for the promises provided in this Agreement.  The Sanchez Companies’ obligations to make any payments otherwise due under the Agreement shall cease in the event the Executive fails to comply with the terms of this Agreement or the Waiver and Release attached as Exhibit “A”.

3.                                      Sufficient Consideration.  Executive acknowledges that the Severance Payments constitute sufficient consideration for Executive’s promises and commitments hereunder and are in addition to any amounts to which Executive already was entitled.

4.                                      Release and Transition Services.  In return for the Severance Payments, Executive hereby releases and forever discharges the Sanchez Companies, and their predecessors, successors, affiliates, directors and officers, employees and agents, insurers, employee benefit plans and the fiduciaries and agents of said plans (collectively the “Releasees”), from any and all claims which Executive had, now has, or may thereafter claim to have had or discover arising from Executive’s application, hiring, employment, compensation, services, or termination of employment by the Sanchez Companies or Releasees.  These claims include, but are not limited to: (a) any and all claims based upon unpaid wages or other compensation; (b) any and all claims based on violations of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Equal Pay Act, the Older Worker’s Benefit Protection Act, Title 42 U.S.C. § 1981, claims in connection with workers’ compensation or “whistle blower” statutes; the Energy Reorganization Act, as amended, 42 U.S.C. §§ 5851, the Sarbanes-Oxley Act of 2002, and the Pregnancy Discrimination Act; (c) any and all claims under Texas statutory or common law, including but not limited to claims brought under the Texas Commission on Human Rights Act, The Texas Pay Day Law, claims for employment discrimination or harassment, wrongful discharge, or breach of public policy; and (d) any and all claims under state, federal, or common law relating to wrongful discharge, discrimination, harassment, including but not limited to breach of express or implied contract, promissory estoppel, emotional distress, defamation, invasion of privacy rights, fraud, or misrepresentation.  Executive intends this Release to be as broad and comprehensive as possible so that the Releasees shall never be liable, directly or indirectly, to the Executive for any claims, demands, actions, or causes of action of whatsoever nature or character released herein; provided, however, that this release shall not apply to (1) any existing right Executive has to indemnification, contribution, or right to require a defense from the Sanchez Companies; (2) any directors and officers and general liability insurance coverage; (3) any rights Executive may have as a shareholder of the Sanchez Companies; and (4) any rights which cannot be waived or released as a matter of law.

By signing this Agreement, Executive acknowledges that he has not filed any complaints, charges, or claims for relief against any of the Releasees with any local, state, or federal court or administrative agency.  It is further understood, acknowledged, and agreed by the Executive that nothing in this Agreement shall interfere with any of the Executive’s rights to file a charge, cooperate, or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, or other federal or state regulatory or law enforcement agency.  However, the consideration provided to the Executive in accordance with this Agreement shall be the sole relief provided for any claims released herein, and the Executive shall not be entitled to recover and agrees to waive any monetary benefits or recovery against the Releasees in connection with any such claim, charge, or proceeding without regard to who has brought such claim, charge, or proceeding.

In return for the Severance Payments and in addition to the foregoing releases, Executive agrees to serve as a consultant in connection with providing the Sanchez Companies with assistance and consultation as reasonably requested and for a period of one year from the date of this Agreement with respect to the transitioning of his role as Chief Financial Officer of SN to both his interim successor (currently contemplated to be Mr. Gleeson Van Riet) and his ultimate successor to be identified by SN.  In this regard,

Executive agrees to be reasonably available at reasonable times to provide limited assistance to such successors in their transition to Chief Financial Officer of SN.

5.                                      The Age Discrimination In Employment Act.  Executive specifically understands and acknowledges that the Age Discrimination in Employment Act of 1967, as amended, provides Executive the right to bring a claim against the Sanchez Companies if Executive believes that he/she has been discriminated against on the basis of age.  Executive understands the rights afforded under this Act and agrees that Executive shall not file any claim or action against the Releasees based on any alleged violation(s) of the Age Discrimination in Employment Act, based on acts, omissions or events occurring on or prior to the Effective Date of this Agreement.  Executive hereby waives any right to assert a claim for relief available under the Age Discrimination in Employment Act, including, but not limited to, back pay, attorneys’ fees, damages, lost benefits, reinstatement, or injunctive relief for any act or omission by the Releasees up through the Effective Date of this Agreement.

a.                                      Twenty-One Days to Sign.  Executive understands and agrees that Executive has twenty-one (21) days to review and consider this Agreement.  Executive further acknowledges, understands, and agrees that if Executive executes this Agreement prior to the expiration of the 21-day period, the Executive has voluntarily, knowingly, and willingly waived the right to utilize the entire 21-day period.

b.                                      Independent Legal Advice.  Executive is hereby advised to consult with an attorney to receive independent legal advice with respect to the ramifications and the advisability of entering into and executing this Agreement.

c.                                       Revocation.  Executive understands that Executive has the right to revoke this Agreement within seven (7) days after signing it, by delivering a written revocation within seven (7) days after signing this Agreement to Alfredo Gutierrez, Sanchez Oil and Gas Corporation, 1000 Main Street, Suite 3000, Houston, Texas 77002.  The revocation should be dated and state: “I hereby revoke my acceptance of our Agreement which I signed.”  Executive understands that this Agreement shall not become effective or enforceable unless and until Executive timely executes this Agreement and this revocation period has expired.

6.                                      Non-Competition.  In exchange for the Severance Payments and the confidential information the Executive will be provided and/or have access to after the Effective Date but prior to the Retirement Date, which Executive acknowledges constitutes good and valuable consideration, Executive agrees that for a period of twelve (12) months commencing on the Retirement Date (the “Non-Competition Period”), Executive shall not, directly or indirectly, without the prior written permission of the  Sanchez Companies:

a.                                      enter into the employ of or render any services, including but not limited to the solicitation of any customers of the  Sanchez Companies, to any person or entity engaged in any business that conducts activities similar to those of the Sanchez Companies (a “Competitive Business”) in the same geographic area in which the  Sanchez Companies conduct business, which includes, but is not limited to, the State of Texas.  This provision does not prevent the Executive from serving as a non-employee member of the board of directors of a Competitive Business.

b.                                      Executive agrees and acknowledges that for the purposes of this Agreement the term “Competitive Business” shall mean any business, partnership, enterprise, or association engaged in the onshore exploration and production of oil and natural gas resources.

7.                                      Non-Solicitation of Employees.  Executive agrees not to solicit, recruit, hire, enter into any business arrangement or relationship with, endeavor to entice away from the Sanchez Companies, or otherwise interfere with the Sanchez Companies ‘relationships with, any of their current employees or contractors, or anyone who was employed or engaged by the Sanchez Companies at any time during the twelve (12) months preceding the Retirement Date.

8.                                      Confidential Information and Conduct.  Executive represents and warrants that Executive has delivered to the Sanchez Companies all originals and all duplicates and/or copies of all documents, records, notebooks, and similar repositories of or containing confidential information or subject matter in Executive’s possession, whether prepared by Executive or not.  Executive will not disclose, use, or otherwise trade on any confidential, proprietary, or trade secret information of the  Sanchez Companies. Executive further represents and warrants that he will refrain from making any false, disparaging, or misleading statements to any other person or entity regarding the  Sanchez Companies, including, without limitation, any officer, director, or employee of the Sanchez Companies.  Executive further agrees that the terms and conditions of this Agreement will not be discussed or disclosed in any form by Executive with anyone other than Executive’s attorney, spouse, or financial advisor.

9.                                      No Admissions.  Nothing in this Agreement shall constitute or be construed as an admission of liability or wrongdoing by the Sanchez Companies.

10.                               Validity of Agreement.  Should any provision of this Agreement be declared or determined by a court of competent jurisdiction to be illegal or invalid, the validity or enforceability of the remaining parts, terms, or provisions of this Agreement will not be affected thereby and shall be enforced as written, and said illegal or invalid part, term, or provision will be deemed not to be a part of this Agreement.

11.                               No Reliance.  Executive expressly acknowledges, represents, and warrants that the terms and provisions of this Agreement herein stated are the only consideration for signing this Agreement; that no other promise or agreement of any kind has been made to or with any person or entity whatsoever to cause the signing of this

Agreement; and that, in executing this Agreement, the Executive does not rely and has not relied upon any representations or statements made by the Sanchez Companies with regard to the subject matter, basis, or effect of this Agreement.

12.                               Executive Has Read Agreement.  Executive has read this Agreement, understands its contents, and has signed this Agreement freely and voluntarily.

13.                               Costs of Enforcement.  All costs and expenses incurred by a party (including but not limited to attorneys’ fees) in any actions to enforce any claim under this Agreement shall be paid by the party who does not prevail as to such claim.

14.                               Governing Law and Venue.  This Agreement shall be interpreted in accordance with the laws of Texas.  In the event of a dispute concerning this Agreement, venue shall lie in the appropriate federal or state court in Harris County, Texas.

15.                               Entire Agreement.  This Agreement constitutes the full and complete understanding and agreement of the parties with respect to the subject matter covered in it, and any and all prior Agreements, arrangements, or understandings related to the subject matter of this Agreement are merged herein.  No addition, deletion, or amendment shall have any force or effect, unless mutually agreed to in writing signed by all of the parties.

16.                               Headings.  The headings and subheadings contained in this Agreement are for convenience only and shall not control or affect the meaning, construction, or interpretation of any provision of this Agreement.

PLEASE READ CAREFULLY.  THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AND A WAIVER OF YOUR RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT AS WELL AS OTHER FEDERAL, STATE, AND LOCAL LAWS PROTECTING EMPLOYEE RIGHTS.  IF YOU SIGN THIS AGREEMENT, YOU ARE WAIVING ALL OF YOUR RIGHTS TO ASSERT ANY CLAIMS UNDER THESE LAWS.  PLEASE READ THIS AGREEMENT CAREFULLY AND SEEK THE ADVICE OF AN ATTORNEY REGARDING THE LEGAL EFFECT OF SIGNING THIS AGREEMENT.

I acknowledge and agree to the above terms, including the general release.

EXECUTIVE:

/s/ Michael G. Long		/s/ Alfredo Gutierrez
Name: Michael G. Long		Witness: Alfredo Gutierrez

Date: March 10, 2015		Date: March 10, 2015

Agreed to By:

SANCHEZ OIL & GAS CORPORATION

By:	/s/ Antonio R. Sanchez, III	Date: March 10, 2015

Name: Antonio R. Sanchez, III

Its: Co-President

Agreed to By:

SANCHEZ ENERGY CORPORATION

By:	/s/ Antonio R. Sanchez, III	Date: March 10, 2015

Name: Antonio R. Sanchez, III

Its: President and Chief Executive Officer

Exhibit A

WAIVER AND RELEASE

This Waiver and Release is by and between Sanchez Oil and Gas Corporation, a Delaware corporation (“Company”), Sanchez Energy Corporation, a Delaware corporation (“SN” and together with the Company, the “Sanchez Companies”), and Michael G. Long (“Executive”) an individual.

RECITALS:

WHEREAS, the Sanchez Companies and Executive are parties to a Voluntary Retirement Agreement and General Release (“Agreement”) dated March 10, 2015, which is incorporated by reference herein.

1.                                      Release.  In return for the Severance Payments, Executive hereby releases and forever discharges the Sanchez Companies, and their predecessors, successors, affiliates, directors and officers, employees and agents, insurers, employee benefit plans and the fiduciaries and agents of said plans (collectively the “Releasees”), from any and all claims which Executive had, now has, or may thereafter claim to have had or discover arising from Executive’s application, hiring, employment, compensation, service to, or termination of employment by the Sanchez Companies or Releasees.  These claims include, but are not limited to: (a) any and all claims based upon unpaid wages or other compensation; (b) any and all claims based on violations of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Equal Pay Act, the Older Worker’s Benefit Protection Act, Title 42 U.S.C. § 1981, claims in connection with workers’ compensation or “whistle blower” statutes; the Energy Reorganization Act, as amended, 42 U.S.C. §§ 5851, the Sarbanes-Oxley Act of 2002, and the Pregnancy Discrimination Act; (c) any and all claims under Texas statutory or common law, including but not limited to claims brought under the Texas Commission on Human Rights Act, The Texas Pay Day Law, claims for employment discrimination or harassment, wrongful discharge, or breach of public policy; and (d) any and all claims under state, federal, or common law relating to wrongful discharge, discrimination, harassment, including but not limited to breach of express or implied contract, promissory estoppel, emotional distress, defamation, invasion of privacy rights, fraud, or misrepresentation.  Executive intends this Release to be as broad and comprehensive as possible so that the Releasees shall never be liable, directly or indirectly, to the Executive for any claims, demands, actions, or causes of action of whatsoever nature or character released herein; provided, however, that this release shall not apply to (1) any existing right Executive has to indemnification, contribution, or right to require a defense from the Sanchez Companies; (2) any directors and officers and general liability insurance coverage; (3) any rights Executive may have as a shareholder of the Sanchez Companies; and (4) any rights which cannot be waived or released as a matter of law.

By signing this Waiver and Release, Executive acknowledges that he/she has not filed any complaints, charges, or claims for relief against any of the Releasees with any local, state, or federal court or administrative agency.  It is further understood, acknowledged, and agreed by

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the Executive that nothing in this Waiver and Release shall interfere with any of the Executive’s rights to file a charge, cooperate, or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, or other federal or state regulatory or law enforcement agency. However, the consideration provided to the Executive in accordance with this Waiver and Release shall be the sole relief provided for any claims released herein, and the Executive shall not be entitled to recover and agrees to waive any monetary benefits or recovery against the Releasees in connection with any such claim, charge, or proceeding without regard to who has brought such claim, charge, or proceeding.

2.                                      The Age Discrimination In Employment Act.  Executive specifically understands and acknowledges that the Age Discrimination in Employment Act of 1967, as amended, provides Executive the right to bring a claim against the Sanchez Companies if Executive believes that he/she has been discriminated against on the basis of age.  Executive understands the rights afforded under this Act and agrees that Executive shall not file any claim or action against the Releasees based on any alleged violation(s) of the Age Discrimination in Employment Act, based on acts, omissions or events occurring on or prior to the execution of this Waiver and Release.  Executive hereby waives any right to assert a claim for relief available under the Age Discrimination in Employment Act, including, but not limited to, back pay, attorneys’ fees, damages, lost benefits, reinstatement, or injunctive relief for any act or omission by the Releasees up through the execution date of this Waiver and Release.

a.              Twenty-One Days to Sign.  Executive understands and agrees that Executive has twenty-one (21) days to review and consider this Waiver and Release.  Executive further acknowledges, understands, and agrees that if Executive executes this Waiver and Release prior to the expiration of the 21-day period, the Executive has voluntarily, knowingly, and willingly waived the right to utilize the entire 21-day period.

b.              Independent Legal Advice.  Executive is hereby advised to consult with an attorney to receive independent legal advice with respect to the ramifications and the advisability of entering into and executing this Waiver and Release.

c.               Revocation.  Executive understands that Executive has the right to revoke this Waiver and Release within seven (7) days after signing it, by delivering a written revocation within seven (7) days after signing this Waiver and Release to Alfredo Gutierrez, Sanchez Oil and Gas Corporation, 1000 Main Street, Suite 3000, Houston, Texas 77002.  The revocation should be dated and state: “I hereby revoke my acceptance of our Waiver and Release which I signed.”  Executive understands that this Waiver and Release shall not become effective or enforceable unless and until Executive timely executes this Waiver and Release and this revocation period has expired

PLEASE READ CAREFULLY.  THIS WAIVER AND RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AND A WAIVER OF YOUR RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT AS WELL AS OTHER FEDERAL, STATE, AND LOCAL LAWS PROTECTING EMPLOYEE RIGHTS.  IF YOU SIGN THIS WAIVER AND RELEASE, YOU ARE WAIVING ALL OF YOUR RIGHTS TO ASSERT ANY CLAIMS UNDER THESE LAWS.  PLEASE READ THIS WAIVER AND RELEASE

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CAREFULLY AND SEEK THE ADVICE OF AN ATTORNEY REGARDING THE LEGAL EFFECT OF SIGNING THIS WAIVER AND RELEASE.

I acknowledge and agree to the above terms contained in this Waiver and Release.

EXECUTIVE:

/s/ Michael G. Long		/s/ Alfredo Gutierrez
Name: Michael G. Long		Witness: Alfredo Gutierrez

Date: March 10, 2015		Date: March 10, 2015

Agreed to By:

SANCHEZ OIL & GAS CORPORATION

By:	/s/ Antonio R. Sanchez, III	Date: March 10, 2015

Name: Antonio R. Sanchez, III

Its: Co-President

Agreed to By:

SANCHEZ ENERGY CORPORATION

By:	/s/ Antonio R. Sanchez, III	Date: March 10, 2015

Name: Antonio R. Sanchez, III

Its: President and Chief Executive Officer

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